Employee Stock Option Agreement
This Employee Stock Option Agreement (the “Agreement”), dated as of ______ __, 2015, by and between CHC Group Ltd., an exempted company with limited liability under the laws of the Cayman Islands with registered number 213521 (the “Company”), and the Employee whose name is set forth on the signature page hereof, is being entered into pursuant to the CHC Group Ltd. 2013 Omnibus Incentive Plan (as it may be amended, the “Plan”).
The Company and the Employee hereby agree as follows:
Section 1.Grant of Options

(a)    Confirmation of Grant. The Company hereby evidences and confirms, effective as of the date set forth on the signature page hereof (the “Grant Date”), its grant to the Employee of the number of options to purchase Ordinary Shares as set forth on the signature page hereof (the “Options”). The Options are not intended to be incentive stock options under the Code. This Agreement is entered into pursuant to, and the terms of the Options are subject to, the terms of the Plan. If there is any inconsistency between this Agreement and the terms of the Plan or any other agreement between the Employee and the Company or its Affiliates (including the Employment Agreement), the terms of this Agreement shall govern.
(b)    Option Price. The Option Price for each Ordinary Share covered by the Options is the price set forth on the signature page hereof, which shall equal the Fair Market Value of such Ordinary Share as of the Grant Date (i.e., so long as the Ordinary Shares are listed on the New York Stock Exchange, the closing price of an Ordinary Share on the New York Stock Exchange on the grant date of the Options or, if the grant date is not a trading day, on the trading day immediately preceding the grant date of the Options).
Section 2.    Vesting
(a)    Vesting. Except as otherwise provided in Section 2(b) or (c), the Options shall become vested in five (5) equal annual installments on each of the first (1st) through fifth (5th) anniversaries of the Effective Date, subject to the continuous Employment of the Employee with the Company until the applicable vesting date; provided that if the Employee’s Employment with the Company is terminated by reason of the Employee’s death or Disability (a “Special Termination”), any unvested Options then held by the Employee shall vest as of the effective date of such termination.
(b)    Qualifying Change in Control Termination. In the event of a Qualifying Change in Control occurring after the date hereof and, within the one (1) year period immediately thereafter, the Employee’s Employment is terminated in a Qualifying Termination (“CIC Termination”), one-fifth (1/5th) of the Options (to the extent then unvested) shall automatically vest upon the effective date of Executive’s termination of employment.
(c)    Discretionary Acceleration. The Committee, in its sole discretion, may accelerate the vesting or exercisability of all or a portion of the Options, at any time and from time to time.
(d)    Shareholder Approval. Notwithstanding any provision herein or in the Plan, the Options shall not vest and may not be exercised, in whole or in part, prior to the Company shareholders’ approval, in accordance with the requirements of the New York Stock Exchange (the “Shareholder Approval”), of an amendment to the Plan (the “Plan Amendment”) increasing the number of Ordinary Shares available for grant under the Plan to a sufficient number as to cover all of the Ordinary Shares subject to the Options granted under this Agreement and the Options or other equity awards to be granted to other executives or employees of the Company in 2015, as determined by the Committee. The Company shall use its commercially reasonable efforts to obtain the Shareholder Approval. In the event that the Shareholder Approval is not obtained at or prior to the Company’s 2015 annual meeting of shareholders, all the Options shall immediately terminate.
(e)    No Other Accelerated Vesting or Exercisability. The vesting and exercisability provisions set forth in this Section 2 or in Section 3 shall be the exclusive vesting and exercisability provisions applicable to the Options and shall supersede any other provisions relating to vesting and exercisability (whether in the Plan or elsewhere), unless such other such provision expressly refers to this Agreement by name and date.
Section 3.    Exercisability.
(a)    Exercise. Subject to Section 3(b), once vested in accordance with the provisions of this Agreement, the Options may be exercised at any time and from time to time prior to the date such Options terminate pursuant to Section 4. Options may only be exercised with respect to whole Ordinary Shares and must be exercised in accordance with Section 5.
(b)    Right to Exercise. Unless otherwise permitted by the Committee, a vested Option may not be exercised until the first to occur of:
(i)    the fifth (5th) anniversary of the Grant Date;
(ii)    the effective date of the Employee’s termination without Cause;
(iii)    if the Employee resigns upon or after the age of 65, the effective date of such resignation; and
(iv)    the effective date of the Employee’s Special Termination
Notwithstanding the foregoing, as of any date prior to the termination of the Options pursuant to Section 4, the restriction on exercisability set forth in this Section 3(b) shall lapse with respect to a number of Options (less the number of Options, if any, already exercisable pursuant to this Section 3(b) as of such date) that is equal to the product of (x) the Options multiplied by (y) the Investor Transfer Percentage (it being understood, for the avoidance of doubt, that this paragraph shall not by itself accelerate the vesting of any unvested Options).
(c)    Other Restrictions on Exercise. Notwithstanding any other provision of this Agreement or the Plan, the Options may not be exercised in whole or in part, (A) unless all requisite approvals and consents of any governmental authority of any kind shall have been secured, (B) unless the purchase of the Ordinary Shares by exercise of the Options shall be exempt from registration under applicable U.S. federal and state securities laws, and applicable non-U.S. securities laws, or such Ordinary Shares shall have been registered under such laws, (C) at any time that exercise of the Option would violate the Company’s insider trading policy and unless, if applicable, the Employee has obtained pre-trading clearance for the exercise and (D) unless all applicable U.S. federal, state and local and non-U.S. tax withholding requirements shall have been satisfied. The Company shall use its commercially reasonable efforts to obtain any consents or approvals referred to in clause (A) of the preceding sentence, but shall otherwise have no obligations to take any steps to prevent or remove any impediment to exercise described in such sentence.
Section 4.    Termination of Options
(a)    Normal Termination Date. Unless earlier terminated pursuant to Section 4(b), the Options shall terminate on the tenth (10th) anniversary of the Grant Date (the “Normal Termination Date”), if not exercised prior to such date.
(b)    Early Termination.
(i)    Unvested Options. If the Employee’s Employment with the Company terminates for any reason (other than a Special Termination or CIC Termination), any Options held by the Employee that have not vested before the effective date of such termination of Employment shall terminate immediately upon such termination of Employment.
(ii)    Termination for Cause. If the Employee’s Employment is terminated for Cause, all Options (whether or not then vested or exercisable) shall automatically terminate immediately upon such termination.
(iii)    Vested Options. Subject to Sections 3(b) and 4(b)(iv), all vested Options held by the Employee following the effective date of a termination of Employment shall remain exercisable until the first to occur (the “Option Period”) of:
(A)    in the case of a Special Termination or resignation upon or after the age of 65, 180 days after the effective date of such termination;
(B)    in the case of a CIC Termination, one (1) year after the effective date of such termination;
(C)    in the case of any other termination of Employment (other than a termination for Cause), 90 days after the effective date of termination;
(D)    the cancellation of Options in a Qualifying Change in Control, if determined by the Committee in accordance with the Plan; and
(E)    the Normal Termination Date,
and, if not exercised within such period, the Options shall automatically terminate upon the expiration of such period.
(iv)    Coordination of Exercise Rights with Post-Termination Periods. If the Employee resigns (other than upon or after the age of 65) and on the first date of the Option Period, any of the vested Options are not exercisable solely due to the exercise restrictions contained in Section 3(b), such vested Options will not terminate until the earlier of (x) 90 days following the first date immediately following the lapse of such exercise restrictions in respect of those Options and (y) the Normal Termination Date.
Section 5.    Manner of Exercise
(a)    General. Subject to such reasonable administrative regulations as the Committee may adopt from time to time, the exercise of vested Options by the Employee, to the extent permitted by Section 3(b) and the other provisions of this Agreement, shall be effected pursuant to procedures contained in the Plan and such other procedures established by the Committee from time to time and shall include the Employee specifying in writing the proposed date on which the Employee desires to exercise a vested Option (the “Exercise Date”), the number of whole shares with respect to which the Options are being exercised (the “Exercise Shares”) and the aggregate Option Price for such Exercise Shares (the “Exercise Price”), or such other or different requirements as may be specified by the Committee. Unless otherwise determined by the Committee, on or before the Exercise Date, the Employee shall deliver to the Company full payment for the Exercise Shares (x) in United States dollars in cash, or cash equivalents satisfactory to the Company or Ordinary Shares valued at the Fair Market Value at the time the Options are exercised (including, pursuant to procedures approved by the Committee, by means of attestation of ownership of a sufficient number of Ordinary Shares in lieu of actual delivery of such shares to the Company), or any combination thereof (provided, that such Ordinary Shares are not subject to any pledge or other security interest and that such Ordinary Shares have been held by the Employee for at least six months), in an amount equal to the Exercise Price plus any required withholding taxes or other similar taxes, charges or fees, (y) with the Committee’s approval, so long as there is a public market for the Ordinary Shares at such time, by means of a broker assisted “cashless exercise” pursuant to which the Company is delivered (including telephonically to the extent permitted by the Committee) a copy of irrevocable instructions to a stockbroker to sell the Ordinary Shares otherwise issuable upon the exercise of the vested Options and to deliver promptly to the Company an amount equal to the Exercise Price plus any required withholding taxes or other similar taxes, charges or fees, or (z) with the Committee’s approval, by a “net exercise” procedure effected by withholding the minimum number of Ordinary Shares otherwise issuable in respect of the Options having an aggregate Fair Market Value at such time that is needed to pay the Exercise Price plus any required withholding taxes or other similar taxes, charges or fees. The Committee may require the Employee to furnish or execute such other documents as the Committee shall reasonably deem necessary (i) to evidence such exercise or (ii) to comply with or satisfy the requirements of the Securities Act, applicable state or non-U.S. securities laws or any other law.
Section 6.    Certain Definitions. As used in this Agreement, capitalized terms that are not defined herein have the respective meaning given in the Plan, and the following additional terms shall have the following meanings:
“Affiliate” shall mean, (i) with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such first Person (except that references herein to an Affiliate of Investor shall exclude the Company) and/or (ii) with respect to the Company, to the extent provided by the Committee, any other Person in which the Company has a significant interest. For these purposes, “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person by reason of ownership of voting securities, by contract or otherwise.
“Agreement” means this Employee Stock Option Agreement, as amended from time to time in accordance with the terms hereof.
“Company” means CHC Group Ltd., provided that for purposes of determining the status of Employee’s Employment with the “Company,” such term shall include the Company and/or any of its Subsidiaries that employ the Employee.
“Effective Date” has the meaning given in the Employment Agreement.
“Employee” means the grantee of the Options, whose name is set forth on the signature page hereof; provided that for purposes of Section 5 and Section 7, following such person’s death “Employee” shall be deemed to include such person’s beneficiary or estate and following such Person’s Disability, “Employee” shall be deemed to include such person’s legal representative.
“Employment” means (i) the Employee’s employment if the Employee is an employee of the Company or any of its Subsidiaries or (ii) the Employee’s services as a consultant, if the Employee is a consultant to the Company or any of its Subsidiaries.
“Employment Agreement” means the Employment Agreement, dated _____ __, 2015, between the Employee and CHC Helicopter Support Services (US), Inc., including any exhibits thereto (as amended from time to time in accordance with its terms).

“Grant Date” has the meaning given in Section 1(a), which is the date on which the Options are granted to the Employee.
“Grant Date Investor Shares” means the aggregate Investor Shares beneficially owned by the Investor as of the Grant Date.
“Investor” means CD&R CHC Holdings, L.P.
“Investor Shares” means, as of any particular date, the number of Ordinary Shares then beneficially owned by the Investor or any of its Affiliates, calculating all Preferred Shares then beneficially owned by the Investor and its Affiliates on an as-converted basis.
“Investor Transactions” means the transactions contemplated by the Investment Agreement, dated August 21, 2014, by and among the Company and Affiliates of Investor, including, without limitation, the acquisition of the Preferred Shares at each of the Closings (as defined therein) and issuance of dividends on Preferred Shares, and the voting arrangements provided under the Post-Closing Voting Agreement, dated as of October 30, 2014, by and between the Investor and 6922767 Holding (Cayman) Inc., as it may be amended from time to time in accordance with its terms.
“Investor Transfer Percentage” means, as of any particular date, the quotient equal to (i) the number of Grant Date Investor Shares sold by Investor or its Affiliates prior to such date (other than sales to Investor or its Affiliate) divided by (ii) the number of Grant Date Investor Shares.
“Option” means the right granted to the Employee hereunder to purchase one Ordinary Share for a purchase price equal to the Option Price subject to the terms of this Agreement and the Plan.
“Option Price” means, with respect to each Ordinary Share covered by an Option, the purchase price specified in Section 1(b) for which the Employee may purchase such Ordinary Share upon exercise of an Option.
“Plan” means the CHC Group Ltd. 2013 Omnibus Incentive Plan, as amended from time to time in accordance with its terms.
“Preferred Shares” means shares of convertible preferred shares of the Company.
“Qualifying Change in Control” means a Change in Control immediately following which more than 50% of the total voting power of the Company (or, in the case of a Business Combination, the entity resulting from the Business

Combination) is beneficially owned by any Person, other than Investor, 6922767 Holding (Cayman) Inc. or their respective Affiliates; provided that, for purposes of determining whether a Change in Control has occurred, beneficial ownership of any “group” (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) shall be calculated without taking into account the beneficial ownership of Investor, 6922767 Holding (Cayman) Inc. and their respective Affiliates. For the avoidance of doubt, none of the Investor Transactions shall constitute or be deemed to constitute a Change in Control.
“Qualifying Termination” has the meaning given in the Employment Agreement.
Section 7.    Miscellaneous.
(a)    Withholding. The Company or one of its Subsidiaries shall require the Employee to satisfy any applicable U.S. federal, state and local and non-U.S. tax withholding or other similar charges or fees that may arise in connection with the grant, vesting, exercise or purchase of the Options.
(b)    No Rights as Stockholder; No Voting Rights. The Employee shall have no rights as a stockholder of the Company with respect to any Ordinary Shares covered by the Options until the exercise of the Options and delivery of the Exercise Shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the delivery of the Exercise Shares.
(c)    Legend on Certificates. Subject to applicable law, the certificates, if any, representing Exercise Shares shall be subject to such stop transfer orders and other contractual restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Ordinary Shares are listed or quoted or market to which the Ordinary Shares are admitted for trading and, any applicable federal or state or any other applicable laws and the Articles, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such contractual restrictions.
(d)    No Right to Continued Employment. Nothing in this Agreement shall be deemed to confer on the Employee any right to continue in the service of the Company or any of its Affiliates, or to interfere with or limit in any way the right of the Company or any of its Subsidiaries or Affiliates to terminate such Employment at any time.
(e)    Non-Transferability of Options. The Options may be exercised only by the Employee, or, following the Employee’s death, by his designated beneficiary or by his estate in the absence of a designated beneficiary. The Options are not assignable or transferable, in whole or in part, and they may not, directly or indirectly, be offered, transferred, sold, pledged, assigned, alienated, hypothecated or otherwise disposed of or encumbered (including, but not limited to, by gift, operation of law or otherwise) other than by will or by the laws of descent and distribution to the estate of the Employee upon the Employee’s death or with the Company’s consent.

(f)        Forfeiture of Awards. The Options granted hereunder (and gains earned or accrued in connection therewith) shall be subject to such generally applicable policies as to forfeiture and recoupment (including, without limitation, upon the occurrence of material financial or accounting errors, financial or other misconduct or Detrimental Activity) as may be adopted by the Committee or the Board from time to time and communicated to the Employee, and are otherwise subject to forfeiture or disgorgement of profits as provided by the Plan. Without limiting the foregoing, in the event that the Employee materially breaches any of the confidentiality, non-competition or non-solicitation provisions of the Employment Agreement, then all Options shall then be forfeited and the Employee shall be required (in addition to any other remedy available (on a non-exclusive basis)) to pay to the Company, within ten (10) business days following the first date on which the Employee first breaches such provisions, an amount equal to the excess, if any, of (A) the aggregate after-tax proceeds (taking into account all amounts of tax that would be recoverable upon a claim of loss for payment of such proceeds in the year of repayment) the Employee received upon the sale or other disposition of, or distributions or dividends in respect of, the Options or any Exercise Shares over (B) the aggregate cost of such Options or Exercise Shares (which, in the case of Exercise Shares shall be the Exercise Price); provided that, in order to exercise the remedies in this sentence, the Company must first provide to the Employee notice of the alleged breach and ten (10) days from the date of the Employee’s receipt of said notice to cure the breach, but only if, in the Board’s reasonable good faith determination, such breach can be reasonably expected to be able to be cured within such period.
(g)    Consent to Electronic Delivery. By entering into this Agreement and accepting the Options evidenced hereby, the Employee hereby consents to the delivery of information (including, without limitation, information required to be delivered to the Employee pursuant to applicable securities laws) regarding the Company and its Subsidiaries, the Plan, this Agreement and the Options via the Company website or other electronic delivery.
(h)    Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

(i)        Waiver; Amendment.
(i)    Waiver. Any party hereto or beneficiary hereof may by written notice to the other parties (A) extend the time for the performance of any of the obligations or other actions of the other parties under this Agreement, (B) waive compliance with any of the conditions or covenants of the other parties contained in this Agreement and (C) waive or modify performance of any of the obligations of the other parties under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party or beneficiary, shall be deemed to constitute a waiver by the party or beneficiary taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by any party hereto or beneficiary hereof of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by a party or beneficiary to exercise any right or privilege hereunder shall be deemed a waiver of such party’s or beneficiary’s rights or privileges hereunder or shall be deemed a waiver of such party’s or beneficiary’s rights to exercise the same at any subsequent time or times hereunder.
(ii)    Amendment. This Agreement may not be amended, modified or supplemented orally, but only by a written instrument executed by the Employee and the Company.
(j)        Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or the Employee without the prior written consent of the other party.
(k)    Applicable Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York regardless of the application of rules of conflict of law that would apply the laws of any other jurisdiction.
(l)        Waiver of Jury Trial. Each party hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding arising out of this Agreement or any transaction contemplated hereby. Each party (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other parties have been induced to enter into the Agreement by, among other things, the mutual waivers and certifications in this Section 7(l).
(m)    Section and Other Headings, etc. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.
(n)    Counterparts. This Agreement may be signed in counterparts (including via facsimile or other electronic transmission), each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.
[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the Company and the Employee have executed this Agreement as of the date first above written.
CHC GROUP LTD.
By:
    Name:
    Title:

EMPLOYEE

Name:

Grant Date:
Options granted hereby:
Option Price:	$